UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2012

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2). below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

(Former Name Or Former Address, If Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2012, SunLink Health Systems, Inc. (“SunLink” or the “Company”) and its HealthMont of Georgia, Inc subsidiary entered into an Asset Purchase Agreement by and among HealthMont of Georgia, Inc., SunLink and Hospital Authority of Tift County, Georgia (“Buyer”) effective March 1, 2012 to sell substantially all of the assets of the Company’s owned Memorial Hospital of Adel and Memorial Convalescent Center (“Memorial”) to the Buyer for approximately $8.3 million. Excluded Assets include Accounts Receivable as of the Cutoff Date and all Medicare and Medicaid incentive payments (“EHR Funds”) for meaningful use of electronic health record technology and all receivables, claims and settlements made pursuant to the Indigent Care Trust Fund of the State of Georgia (“ICTF”) paid with respect to the State of Georgia’s fiscal year ending June 30, 2012. Retained Liabilities generally consist of liabilities incurred prior to the closing date of the transaction. Unless the Buyer notifies SunLink prior to April 1, 2012 that Buyer is not satisfied with its due diligence investigation, Buyer will thereafter manage Memorial pursuant to the terms of a management agreement from such date until closing. The Buyer will retain any profit earned or fund any losses incurred during the management period. In the event the Buyer terminates the agreement prior to April 1, 2012, SunLink will be entitled to a breakup fee of $100,000 . The transaction is subject to a number of conditions, including buyer due diligence and lender approvals, and is expected to close in SunLink’s first fiscal quarter of 2013. The agreement may be terminated by either SunLink or the Buyer if the transaction is not consummated prior to July 31, 2012 or such later date as the parties might agree. Subject to certain conditions, if the Buyer terminates the agreement during the period April 1, 2012 through July 31, 2012, SunLink will be entitled to a breakup fee of $900,000. SunLink anticipates that the sale of assets of Memorial for approximately $8.3 million, less estimated sale expenses, will result in net proceeds of approximately $7.5 million to the Company and that the Company will be required to use all or substantially all of the net proceeds to pay down senior debt under the Company’s Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated March 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: March 13, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated March 9, 2012

3